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                                                                   Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the OM Group, Inc. 1998 Long-Term Incentive Compensation Plan for the registration of 2,000,000 shares of its common stock of our report dated February 15, 2000, with respect to the consolidated financial statements of OM Group, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
October 2, 2000